Exhibit 23.4

Consent of Independent Auditor

We consent to the use in this Amendment No. 5 to the Registration Statement (No. 333-261880) on Form S-4 of Adit EdTech Acquisition Corp. of our report dated April 6, 2023, relating to the consolidated financial statements of GRIID Infrastructure, LLC and Subsidiaries, appearing in the proxy statement/prospectus, which is part of this Registration Statement.

We also consent to the reference of our firm under the heading “Experts” in such Registration Statement.

/s/ RSM US LLP

Austin, Texas

April 6, 2023

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